UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2007

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 29, 2007, Black Box Corporation (the “Company”) received a document subpoena from the Securities and Exchange Commission (the “SEC”) related to the Company’s stock option practices. The Staff of the SEC had orally advised Company outside counsel on May 25, 2007 that the SEC had issued a formal order of investigation with respect to this matter. The Company previously announced on November 16, 2006 that it had received a letter of informal inquiry from the SEC requesting documents relating to the Company’s stock option practices.
     The Company has cooperated with the SEC in this matter and intends to continue to do so.
     In addition, the Company today has filed a Form 12b-25 Notification of Late Filing announcing that it did not file its Annual Report on Form 10-K for the fiscal year ended March 31, 2007 by May 30, 2007, the required filing date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: May 31, 2007	By:	/s/ Michael McAndrew

Michael McAndrew Chief Financial Officer, Treasurer and Principal Accounting Officer

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